                                                                    EXHIBIT 99.1


                        PURCHASE AND ASSUMPTION AGREEMENT





                                     BETWEEN

                            C&S BANCORPORATION, INC.

                                       AND

                                THE TATTNALL BANK

                        PURCHASE AND ASSUMPTION AGREEMENT

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                                                                                                             Page Number
                                                                                                             -----------
ARTICLE I TRANSFER OF ASSETS AND LIABILITIES......................................................................1
   Section 1.1. Transferred Assets................................................................................1
   Section 1.2. Purchase Price....................................................................................2
   Section 1.3. Deposit Liabilities...............................................................................2
   Section 1.4. Loans Transferred.................................................................................4
   Section 1.5. Safe Deposit Business.............................................................................5
   Section 1.6. Employee Matters..................................................................................5
   Section 1.7. Records and Data Processing.......................................................................6
   Section 1.8. Security..........................................................................................6
   Section 1.9. Taxes and Fees; Proration of Certain Expenses; Allocation Form 8594...............................6
ARTICLE II CLOSING AND EFFECTIVE DATE.............................................................................7
   Section 2.1. Dates.............................................................................................7
   Section 2.2. Closing...........................................................................................7
   Section 2.3. Post-Closing Adjustments..........................................................................9
ARTICLE III INDEMNIFICATION......................................................................................10
   Section 3.1. Seller's Indemnification of Purchaser............................................................10
   Section 3.2. Claims for Indemnity.............................................................................10
   Section 3.3. Threshold for Indemnification....................................................................11
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................11
   Section 4.1. Corporate Organization...........................................................................11
   Section 4.2. No Violation.....................................................................................11
   Section 4.3. Corporate Authority..............................................................................12
   Section 4.4. Enforceable Agreement............................................................................12
   Section 4.5. Brokers..........................................................................................12
   Section 4.6. Certain Loan Representations.....................................................................12
   Section 4.7. [Reserved].......................................................................................13
   Section 4.8. Absence of Material Adverse Change...............................................................13
   Section 4.9. Litigation.......................................................................................13
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................13
   Section 5.1. Corporate Organization...........................................................................13
   Section 5.2. No Violation.....................................................................................13
   Section 5.3. Corporate Authority..............................................................................14
   Section 5.4. Enforceable Agreement............................................................................14
   Section 5.5. Brokers..........................................................................................14
ARTICLE VI OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE DATE..............................................14
   Section 6.1. Full Access......................................................................................14
   Section 6.2. Applications for Approval to Effect Purchase of Assets and Assumption of Liabilities.............15
   Section 6.3. Conduct of Business; Maintenance of Properties...................................................15
   Section 6.4. No Solicitation by Seller........................................................................15

   Section 6.5. Further Actions..................................................................................16
   Section 6.6. Fees and Expenses................................................................................16
   Section 6.7. Breaches with Third Parties......................................................................16
   Section 6.8. Insurance........................................................................................16
   Section 6.9. Public Announcements.............................................................................16
   Section 6.10. Further Negotiations............................................................................17
   Section 6.11. Change of Name, Etc.............................................................................17
   Section 6.12. Employment of Branch Manager....................................................................17
ARTICLE VII CONDITIONS TO PURCHASER'S OBLIGATIONS................................................................17
   Section 7.1. Representations and Warranties True..............................................................17
   Section 7.2. Obligations Performed............................................................................18
   Section 7.3. No Adverse Litigation............................................................................18
   Section 7.4. Regulatory Approval..............................................................................18
ARTICLE VIII CONDITIONS TO SELLER'S OBLIGATIONS..................................................................18
   Section 8.1  Representations and Warranties True..............................................................18
   Section 8.2. Obligations Performed............................................................................18
   Section 8.3. No Adverse Litigation............................................................................19
   Section 8.4. Regulatory Approval..............................................................................19
ARTICLE IX TERMINATION...........................................................................................19
   Section 9.1. Methods of Termination...........................................................................19
   Section 9.2. Procedure Upon Termination.......................................................................20
   Section 9.3. Bust-up Fee......................................................................................20
ARTICLE X MISCELLANEOUS PROVISIONS...............................................................................20
   Section 10.1. Amendment and Modification......................................................................20
   Section 10.2. Waiver or Extension.............................................................................21
   Section 10.3. Assignment......................................................................................21
   Section 10.4. Confidentiality.................................................................................21
   Section 10.5. Addresses for Notices, Etc......................................................................21
   Section 10.6. Counterparts....................................................................................22
   Section 10.7. Headings........................................................................................22
   Section 10.8. Governing Law...................................................................................22
   Section 10.9. Sole Agreement..................................................................................22
   Section 10.10. Expenses.......................................................................................23
   Section 10.11. Severability...................................................................................23
   Section 10.12. Parties In Interest............................................................................23

                        PURCHASE AND ASSUMPTION AGREEMENT


         THIS AGREEMENT, dated as of October 22, 2001 by and between C&S Bancorporation, Inc., a Georgia corporation, having its principal office in Savannah, Georgia ("Purchaser"), and The Tattnall Bank, a financial institution chartered in Georgia having its principal office in Reidsville, Georgia ("Seller"):

                                   WITNESSETH:

         WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, certain assets and certain deposit and other liabilities of its branch banking office located at 7917 Abercorn Street, Savannah, Georgia (the "Branch"):

         WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                                    ARTICLE I
                       TRANSFER OF ASSETS AND LIABILITIES

Section 1.1.      Transferred Assets.

         (a) As of the Effective Date (as defined in Section 2.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the following assets associated with the Branch and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Subsection 1.1(b) below:

                  (1) all safe deposit contracts and leases for the safe deposit boxes located at the Branch as of the Effective Date (the "Safe Deposit Leases");

                  (2)      all loans transferred pursuant to Section 1.4; and

                  (3) all coins and currency located at the Branch on the Effective Date (the "Coins and Currency").

         (b) Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchaser under this Agreement are the assets listed on Exhibit 1.1(b) hereto, Seller's rights in and to the names "The Tattnall Bank" and "Tattnall Bancshares, Inc.", and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names (the "Excluded Assets") . Seller shall coordinate with Purchaser to remove the Excluded Assets from the Branch on or prior to the

Effective Date. Seller shall remove the Excluded Assets at its own cost and will promptly repair any damage caused by Seller in removing the Excluded Assets.

Section 1.2.      Purchase Price.

         (a) As consideration for the purchase of the Branch, Purchaser shall pay Seller a purchase price equal to the sum of the following:

                  (1) The sum of $370,000 as a fixed premium for the Deposit Liabilities (as defined in Section 1.3(a) hereof);

                  (2) The value of the Loans (as defined in Section 1.4 (a) hereof), including accrued interest, less all payments on the Loans made by borrowers to Seller from the date hereof to the Closing Date; and

                  (3) The face amount of the Coins and Currency at the Branch.

         (b) In addition, Purchaser shall assume, as of the Effective Date, all of the duties, obligations and liabilities of Seller relating to the Safe Deposit Leases and the Deposit Liabilities (including all accrued interest relating thereto); provided, that any cash items paid by Seller and not cleared prior to the Effective Date shall be the responsibility of Seller, subject to the terms of Section 1.3 below.

         (c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with generally accepted accounting principles consistently applied ("GAAP") as of a date not earlier than 30 days prior to the Effective Date (the "Pre-Closing Balance Sheet Date") reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder. Seller agrees to pay to Purchaser at the Closing (as defined in Section 2.1 hereof), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet over the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing, in immediately available funds, the excess, if any, of the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet over the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 2.3 hereof).

Section 1.3.      Deposit Liabilities.

         (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts, including Individual Retirement Accounts, located at the Branch as of the Effective Date.


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         (b)      Except for those liabilities and obligations specifically
assumed by Purchaser under 1.2(b) above, Purchaser is not assuming any other liabilities or obligations. Liabilities not assumed include, but are not limited to, the following:

                  (1) Seller's cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to closing, consignments of U. S. Government "E" and "EE" bonds and any and all traveler's checks;

                  (2) Liability or obligations with respect to any litigation, suits, claims, demands or governmental proceedings;

                  (3) Deposit accounts associated with lines of credit where the line of credit is excluded in accordance with Section 1.4(a); or

                  (4) Deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan.

         (c) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser.

         (d) If, after the Effective Date, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making such payment. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 60 days after the Effective Date and drawn on or chargeable to accounts that have been assumed by Purchaser.

         (e) Purchaser shall (i) assign new account numbers to depositors of assumed accounts, if needed, in the sole discretion of Purchaser, (ii) notify such depositors, on or before the Effective Date, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities, and (iii) furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. (If Purchaser so elects, Purchaser may offer to buy from such depositors their unused Seller check, draft and withdrawal order forms.) In addition, Seller will notify its affected customers by letter of the pending assignment of Seller's deposit accounts to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form mutually agreeable to Seller and Purchaser. Seller shall approve any correspondence of Purchaser with the customers of the Branch prior to the Effective Date which approval shall not be unreasonably withheld.

         (f) Purchaser shall pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Effective Date that are returned to Seller after the Effective Date.

         (g) On and after the Effective Date, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the certificates, accounts and other Deposit Liabilities assumed under this Agreement.

         (h) On and after the Effective Date, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

         (i) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Date and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Date. Seller will not impose periodic fees or blanket charges in connection with such final statements.

         (j) As of the Effective Date, Seller, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement. For a period of 90 days beginning on the Effective Date, Seller will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items. Items mistakenly routed or presented after the 90-day period should be returned to the presenting party.

Section 1.4.      Loans Transferred.

         (a) Seller will transfer to Purchaser on the Effective Date, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including collateral relating thereto) performing loans maintained, serviced and listed in Seller's general ledger as loans of the Branch (collectively the "Loans") including those set forth on Exhibit 1.4(a)(1); provided, that the Loans do not include the loans listed on Exhibit 1.4(a)(2) which will remain the property of Seller.

         (b) Purchaser will become the beneficiary of credit life insurance written on direct consumer installment loans.

         (c) In connection with the transfer of any Loans requiring notice to the borrower, Purchaser and Seller agree to comply with all notice and reporting requirements of the Loan documents or of any law or regulation.

         (d) All Loans transferred to Purchaser shall be valued at their Net Book Value as reflected on the financial statements of Seller prepared in accordance with GAAP as of the Effective Date, such value to include accrued interest.

         (e) On and after the Effective Date, Purchaser will be responsible for maintaining and safeguarding all Loan files, documents and records related to the Loans in accordance with applicable law and sound banking practices.

         (f)      If the balance due on any Loan purchased pursuant to this
Section 1. 4 has been reduced by Seller as a result of a payment by check received prior to the Effective Date, which item is returned after the Effective Date, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

         (g) The standard "dragnet" provisions of security documents which secure or are contained in other promissory notes made or held by Seller not constituting the Loans being acquired by Purchaser shall not reach collateral for a Loan transferred to Purchaser hereunder.

Section 1.5.      Safe Deposit Business.

         (a) On and after the Effective Date, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Branch in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities reasonably necessary for the use of such safe deposit boxes by persons entitled to use them.

         (b) On and after the Effective Date, Purchaser shall maintain and safeguard the records related to such safe deposit box business, and Purchaser shall be responsible for granting access to and protecting the contents of safe deposit boxes at the Branch.

Section 1.6.      Employee Matters.

         (a) Purchaser shall exercise its best efforts to hire all employees employed by Seller at the Branch at the Effective Date (the "Employees"), in their then current functional positions at each Branch with remuneration not less than current levels and benefits generally equivalent to current levels. Employees shall receive credit for their prior service with Seller under Purchaser's benefit plans and policies, including its vacation and sick leave policies. As of the Effective Date, the Employees and their dependents, if any, previously covered under Seller's health insurance plan shall be covered under Purchaser's health insurance plan without being subject to any preexisting condition limitations or exclusions provided such Employees have been employed by Seller for 12 consecutive months prior to the Effective Date except those excluded under Seller's health insurance plan.

         (b) Seller makes no representations or warranties about whether any of the Employees will remain employed at the Branch after the Effective Date. Seller will use its best efforts to maintain the Employees as employees of Seller at the Branch until the Effective Date. Any

Employee whose employment shall be terminated for any reason prior to the Effective Date or who shall elect not to be an employee of Purchaser shall be dealt with by Seller in its sole and absolute discretion. Seller agrees that, for a period of 24 months after the Effective Date, it will not solicit for employment any Employee who remains employed by Purchaser.

         (c) No employee of the Branch is a third party beneficiary of this Agreement.

Section 1.7.      Records and Data Processing.

         (a) On and after the Effective Date, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Date, Purchaser will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary.

         (b) On and after the Effective Date, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser's expense, to examine, inspect, copy and reproduce files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

Section 1.8.      Security.

         On and after the Effective Date, Purchaser shall be solely responsible for the security of and insurance on all persons and personal property located in or about the Branch except such real and personal property leased by Purchaser from Seller as set forth in Section 2.2(b)(i) of this Agreement.

Section 1.9.      Taxes and Fees; Proration of Certain Expenses; Allocation Form
8594.

         (a) Purchaser shall not be responsible for, or have any liability with respect to, sales, transfer, income or similar taxes arising out of this transaction, if any, and Seller agrees that it shall pay, or represents that it has paid, in a timely manner any and all such taxes. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of the Branch on or before the Effective Date, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Branch after the Effective Date. Utility payments, telephone charges, salaries, deposit insurance premiums, other ordinary operating expenses not covered by the Lease of the Branch and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Date. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Date, there shall be a proportionate monetary adjustment in favor of Seller.

         (b) Seller and Purchaser shall allocate the total consideration paid pursuant to this Agreement, including the deposit base intangible asset and other identifiable intangible assets acquired by Purchaser pursuant to this Agreement, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. Accordingly, within 120 days after the Closing, Seller shall provide Purchaser copies of the form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") setting forth the allocation of the total consideration. Within 20 days after receipt of the Asset Acquisition Statement (or any proposed revision thereof required to report any updated information), Purchaser shall propose any changes to Seller or shall indicate its concurrence with the Asset Acquisition Statement which concurrence shall not be unreasonably withheld. Seller and Purchaser shall endeavor in good faith to resolve any differences within 20 days after Seller's receipt of Purchaser's notice of any proposed changes. The parties agree to file the Asset Acquisition Statement with their respective federal income tax returns in accordance with the instructions to Form 8594.

                                   ARTICLE II
                           CLOSING AND EFFECTIVE DATE

Section 2.1.      Dates.

         The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at 447 Bull Street, Savannah, Georgia, at 10:00 a.m. local time within 31 business days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective date of this Agreement (the "Effective Date") shall be 6:00 p.m. local time on the business day on which the Closing occurs.

Section 2.2.      Closing.

         (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

         (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser, at the Branch:

                  (1) A 12 month lease duly executed by Seller of the Branch's premises, including furniture, fixtures and equipment located at 7917 Abercorn Street, Savannah, Georgia at a rate of $15,000 per month, in substantially the form attached hereto as Exhibit 2.2(b)(1) (the "Lease");

                  (2) A limited warranty bill of sale, in substantially the form attached hereto as Exhibit 2.2(b)(2) (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Loans;

                  (3) An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(3) (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Safe Deposit Leases, and in the Deposit Liabilities);

                  (4) Consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement;

                  (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Branch;

                  (6) Seller's files and records related to and evidencing the Loans;

                  (7) Seller's records related to the deposit accounts assumed by Purchaser;

                  (8) Immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

                  (9)      The Coins and Currency;

                  (10) Assignments in recordable form of the documents which collateralize the loans transferred pursuant to Section 1.4;

                  (11) Such of the other assets to be purchased as shall be capable of physical delivery;

                  (12) A certificate of a proper officer of Seller, dated the Effective Date, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects on the Effective Date;

                  (13) Certified copies of (A) the Articles of Incorporation and Bylaws of Seller and (B) a resolution of the Board of Directors of Seller, or its Executive Committee, approving the sale of the Branch contemplated hereby;

                  (14) Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

                  (15) A Closing Statement, substantially in the form attached hereto as Exhibit 2.2(b)(4) (the "Closing Statement"); and

                  (16) Seller shall prepare at its expense and deliver to Purchaser magnetic media records in Seller's field format as of the Closing Date, which records shall contain the information related to the items described in subsections (b)(6) and (b)(7) above. Such updated records shall be delivered at such time after Closing as agreed to by the parties.

         (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

                  (1)      The Lease duly executed by Purchaser;

                  (2)      The Assignment and Assumption Agreement;

                  (3) A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

                  (4) Immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

                  (5) A certificate of a proper officer of Purchaser, dated the Effective Date, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects on the Effective Date;

                  (6) Certified copies of (A) the Articles of Incorporation and Bylaws of the Purchaser and (B) a resolution by the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the Branch contemplated hereby;

                  (7) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                  (8)      The Closing Statement.

         (d)      All instruments, agreements and certificates described in this
Section 2.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel.

Section 2.3.      Post-Closing Adjustments.

         (a) Not later than 15 business days after the Effective Date (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Date and prepared in accordance with GAAP reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"). Additionally, Seller shall deliver to Purchaser a list of loans purchased, individually identified by account number, which list shall be appended to the Bill of Sale. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within 15 business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller or Purchaser, as the case may be, shall effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet together with interest thereon computed from the Effective Date to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

         (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at Federal Funds Rate.

         (c) The Federal Funds Rate shall be the weighted mean of the high and low rates quoted for Federal Funds in the Money Rates Column of The Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Date and the Adjustment Payment Date.

                                   ARTICLE III
                                 INDEMNIFICATION

Section 3.1.      Seller's Indemnification of Purchaser.

         Seller shall indemnify, hold harmless and defend Purchaser from and against any breach by Seller of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees actually incurred and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Date (other than proceedings to prevent or limit the consummation of this transaction) relating to operations at the Branch; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees actually incurred and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Date and which are claimed or demanded on or after the Effective Date, or which arise out of any actions, suits or proceedings commenced on or after the Effective Date and which relate to operations at the Branch prior to the Effective Date.

Section 3.2.      Claims for Indemnity.

         (a) A claim for indemnity under Section 3.1 of this Agreement may be made by Purchaser at any time prior to 60 months after the Effective Date by the giving of written notice thereof to Seller. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed 60 month period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such 60 month-period shall cease and no indemnity shall be made therefor.

         (b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to Purchaser of the kind for which Purchaser is entitled to indemnification pursuant to Section 3.1 hereof, then, after written notice is provided by Purchaser to Seller of such demand, claim or lawsuit, Seller shall have the option, at its cost and expense, to retain counsel for Purchaser to defend any such demand, claim or lawsuit. In the event that Seller shall fail to respond within five days after receipt of such notice of any such demand, claim or lawsuit, then Purchaser shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of Seller. In effecting the settlement of any such demand, claim or lawsuit, Purchaser shall act in good faith, shall consult with Seller and shall enter into only such settlement as Seller shall approve (which will be implied if Seller does not respond within ten days after its receipt of the notice of such settlement offer).

Section 3.3.      Threshold for Indemnification.

         Notwithstanding anything to the contrary contained in this Article III, no indemnification shall be required to be made by Seller until the aggregate amount of all such claims by Purchaser exceeds $10,000. Once such aggregate amount exceeds $10,000, Purchaser shall thereupon be entitled to indemnification for all amounts of such claims.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Date for a period of 36 months:

Section 4.1.      Corporate Organization.

         Seller is a state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2.      No Violation.

         The Branch has been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (i) Seller's Articles of Incorporation or Bylaws,
(ii) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound,
(iii) any material statute, law, decree, regulation or order of any governmental authority, or (iv) any material provision which will result in a default under, or which cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

Section 4.3.      Corporate Authority.

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller's Board of Directors (or the Executive Committee thereof). No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 4.4.      Enforceable Agreement.

         This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

Section 4.5.      Brokers.

         All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

Section 4.6.      Certain Loan Representations.

         Seller represents and warrants to Purchaser as of the date of this Agreement with respect to each of the Loans as follows: (i) all Loans and all related documentation, including but not limited to promissory notes, loan agreements, and security interests, have been made and executed in the ordinary course of business, contain genuine signatures of the named parties thereto, and are in full force and effect; (ii) all payments of principal and/or interest on the Loans are current (not more than 30 days past due as to principal and/or interest); (iii) to the best of Seller's knowledge and belief, none of the obligors, including borrowers and or guarantors, on any Loan is involved in any pending case or proceeding under any provision of the United States Bankruptcy Code, (iv) no material disputes, offsets, counterclaims or other discrepancies exist, are pending, have been threatened in writing, or apply to any of the Loans, none of the Loans is the subject of any pending or written threats of litigation, have been classified by any bank regulator or outside or internal auditor as "loss," "doubtful," "substandard" or "special mention" or have been placed on non-accrual by Seller on its books; (v) the rate of interest and all other fees, commissions, and charges imposed on each Loan are duly authorized by law and not in excess of any maximum allowed by applicable law; (vi) all requirements of applicable state or federal laws or regulations (including, without limitation, the Truth-in-Lending Act and the Equal Credit Opportunity Act and Regulations Z and B promulgated thereunder) have been properly and timely complied with in connection with each such Loan; and (vii) each security instrument (including without limitation, each deed of trust, deed to secure debt, mortgage, assignment, pledge and security agreement) taken or granted in connection with any such Loan creates a valid and enforceable security interest in the property described therein which has been duly perfected and has the priority reflected in the loan file relating to such Loan subject as to enforceability to the subsequent application of bankruptcy or similar laws.

Section 4.7.      [Reserved].

Section 4.8.      Absence of Material Adverse Change.

         Since June 30, 2001 and through the Effective Date, except as specifically contemplated by this Agreement, there has not been (i) any change in the condition (financial or otherwise), results of operations, business, prospects, assets, or liabilities of either Seller or the Branch or with respect to the manner in which Seller conducts its business or operations that could result in a material adverse effect on either Seller or the Branch; (ii) any breach, default, or termination under any material agreement by Seller; (iii) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan, or any increase in the compensation payable or to become payable to officers, managers or employees of the Branch;
(iv) the termination of employment of any officer, manager, or employee of the Branch; or (v) any other transaction, agreement or commitment entered into or affecting the Branch's business, operations, assets, or liabilities except in the ordinary course of business.

Section 4.9.      Litigation.

         There are no pending or, to Seller's knowledge, threatened, lawsuits, administrative proceedings, arbitrations, reviews, or formal or informal complaints or investigations by any individual, corporation, partnership, governmental body, or other entity against or relating to the Branch or any of its officers, managers or employees that could have a material adverse effect on Seller or the Branch and its business and operations.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall survive the Effective Date for a period of 36 months:

Section 5.1.      Corporate Organization.

         Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own the properties being acquired, and upon approval of the formation of its contemplated wholly-owned commercial bank subsidiary by state and federal regulators, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2.      No Violation.

         Upon approval of the formation of Purchaser's wholly-owned commercial bank subsidiary by state and federal regulators, neither the execution and delivery of this Agreement will violate or conflict with (i) the Articles of Incorporation or Bylaws of Purchaser, (ii) any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound, (iii) any material statute, law, decree, regulation or order of any governmental authority, or (iv) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 5.3.      Corporate Authority.

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors (or Executive Committee) of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4.      Enforceable Agreement.

         This Agreement has been duly, authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 5.5.      Brokers.

         All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

                                   ARTICLE VI
            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

Section 6.1.      Full Access.

         Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Branch in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times without interfering with the normal business and operations of the Branch, or the affairs of Seller relating to the Branch. The officers of Seller shall furnish Purchaser with such additional financial and operating data and other information as to its business and properties at the Branch, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information, relating to the Loans will be made available for review by Purchaser no later than ten days after the execution of this Agreement.

Section 6.2. Applications for Approval to Effect Purchase of Assets and Assumption of Liabilities.

         Within 30 days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities to establish a branch bank at the location of the Branch, and to effect in all other respects the transactions contemplated herein. Purchaser shall process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals on the date hereof. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification of any significant development with respect to any application or that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 6.3.      Conduct of Business; Maintenance of Properties.

         From the date hereof until the Effective Date, Seller covenants that it will:

         (a) Carry on the business of the Branch substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Branch;

         (b) Cooperate with and assist Purchaser in assuring the orderly transition of the business of the Branch to Purchaser from Seller;

         (c) Maintain the Branch in its current condition, ordinary wear and tear excepted; and

         (d) Not change its deposit rates and terms for customers of the Branch other than routine changes consistently followed by its other branches within the State of Georgia.

Section 6.4.      No Solicitation by Seller.

         For a period of 60 months after the Effective Date, Seller shall not:

         (a) Specifically target and solicit customers of the Branch utilizing any customer or mailing list which consists primarily of customers of the Branch; provided, however, these restrictions shall not restrict general mass mailings, statement stuffers and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations; or

         (b) Own or operate, directly or indirectly, a facility or facilities which accepts deposits or extends credit or both in Chatham County, Georgia.

         Notwithstanding, the foregoing, such restrictions shall be void and of no further effect in the event Seller or substantially all of its assets are acquired by an entity with then existing commercial banking operations in Chatham County, Georgia.

Section 6.5.      Further Actions.

         The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.6.      Fees and Expenses.

         Purchaser shall be responsible for the costs of its attorneys' and accountants' fees and expenses, recording costs, and other expenses arising in connection therewith. Seller shall be responsible for its attorneys' and accountants' fees and expenses, transfer fees, and documentary stamps, related to this transaction.

Section 6.7.      Breaches with Third Parties.

         Nothing in this Agreement shall constitute an agreement to assign or the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order or any material claim or right or any benefit arising thereunder or resulting therefrom if an assignment or an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder; and any transfer or assignment to the Purchaser or Seller of any material property or property rights or any contract or agreement which shall require the consent or approval of any third party, shall be made subject to such consent or approval being obtained.

Section 6.8.      Insurance.

         On the Effective Date, Seller will continue its insurance coverage maintained in connection with the Branch and the activities conducted thereon. Purchaser shall be responsible for insurance protection, other than fire and extended coverage, for the activities conducted thereon immediately following the Effective Date. Pending the Closing, risk of loss shall be the responsibility of Seller.

Section 6.9.      Public Announcements.

         Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Seller acknowledges that the transaction is a material transaction as to Purchaser so as to result in the necessity of an immediate public announcement by it. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees and no announcements or communications with these Employees shall be made without the prior approval of Seller.

Section 6.10.     Further Negotiations.

         Each party recognizes and acknowledges that between the date of this Agreement and the Effective Date, each will expend a great deal of time and expense in proceeding in good faith to close the transaction. Accordingly, neither Purchaser nor Seller will conduct, initiate or continue any discussions or negotiations or enter into any understanding, arrangements or agreements with any other party or entity in connection with the matters set forth herein prior to the Effective Date.

Section 6.11.     Change of Name, Etc.

         Promptly after the Effective Date, Purchaser will (i) change the name on all documents and facilities relating to the Branch to Purchaser's name, (ii) notify all customers of the Branch as of the Effective Date of the consummation of the transactions contemplated by this Agreement, and (iii) provide all appropriate notices to the FDIC, the Georgia Department of Banking and Finance and any other appropriate regulatory authorities required from Purchaser as a result of the consummation of these transactions. As soon as practicable and, in any event, no later than 30 calendar days after the Effective Date, Purchaser will issue new checks, draft forms, loan coupon books and deposit slips reflecting its transit and routing number to customers of the Branch able to access accounts through either checks or drafts. Purchaser shall use its best efforts to encourage these customers to begin using these checks and cease using checks bearing Seller's name.

Section 6.12.     Employment of Branch Manager.

         Seller has employed Janice W. Woods as Branch Manager at a compensation package acceptable to Purchaser. Ms. Woods shall have such operational authority typically granted to Seller's other branch managers and shall continue in the employ of Seller up to and including the Closing Date.

                                   ARTICLE VII
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Effective Date, of each of the following conditions:

Section 7.1.      Representations and Warranties True.

         The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 7.2.      Obligations Performed.

         Seller shall (i) deliver or make available to Purchaser those items required by Section 2.2 hereof and (ii) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Date.

Section 7.3.      No Adverse Litigation.

         On the Effective Date, no action, suit or proceeding shall be pending or threatened against Seller which is reasonably likely to (i) materially and adversely affect the business, properties and assets of the Branch, or (ii) materially and adversely affect the transactions contemplated herein.

Section 7.4.      Regulatory Approval.

         Purchaser shall have received all necessary regulatory approvals of the transactions provided in this Agreement, a Permit to Begin Business from the Georgia Department of Banking and Finance regarding its contemplated bank subsidiary, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

                                  ARTICLE VIII
                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Effective Date, of each of the following conditions:

Section 8.1.      Representations and Warranties True.

         The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

Section 8.2.      Obligations Performed.

         Purchaser shall (i) deliver to Seller those items required by Section
2.2 hereof, and (ii) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Date.

Section 8.3.      No Adverse Litigation.

         On the Effective Date, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller which might materially and adversely affect the transactions contemplated hereunder.

Section 8.4.      Regulatory Approval.

         Purchaser shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

                                   ARTICLE IX
                                   TERMINATION

Section 9.1.      Methods of Termination.

         This Agreement may be terminated in any of the following ways:

         (a) by either Purchaser or Seller, in writing 5 days in advance of such termination, if the Closing has not occurred by January 2, 2002;

         (b) at any time on or prior to the Effective Date by the mutual consent in writing of Purchaser and Seller;

         (c) on the Effective Date, by Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser;

         (d) on the Effective Date, by Seller in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller;

         (e) any time on or prior to the Effective Date, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the. notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 days after the giving of notice to the breaching party of such breach or the Effective Date;

         (f) by Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein; or

         (g) in accordance with the termination provisions of Section 9.2 hereof.

Section 9.2.      Procedure Upon Termination.

         In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

         If this Agreement is terminated as provided herein,

         (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same;

         (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons; and

         (c) Seller shall have the right to sell and Purchaser shall be obligated to purchase any or all of the loans made or approved by Seller to customers of the Branch provided such loans are approved by the parties and are made or approved during the period beginning October 1, 2001 and ending on the date this Agreement is terminated.

Section 9.3.      Bust-up Fee.

         If prior to the Effective Date, this Agreement is terminated by either party as a result of the other party's willful breach of such party's representations, warranties or agreements set forth herein of this Agreement, such party shall pay to the non-breaching party as its sole and exclusive remedy resulting from such termination, an amount in cash equal to the sum of: (i) the reasonable direct costs and expenses incurred by or on behalf of the non-breaching party in connection with the transactions contemplated by this Agreement, plus, (ii) the sum of $25,000.00, which sum represents compensation for the non-breaching party's loss as the result of the transactions contemplated by this Agreement not being consummated.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1.     Amendment and Modification.

         The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2.     Waiver or Extension.

         Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (i) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (ii) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3.     Assignment.

         This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 10.4.     Confidentiality.

         Seller and Purchaser covenant and agree that all information received by either of them with respect to the business of the other (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or which has heretofore or which is hereafter filed as public information with any governmental authority) shall not at any time be used for any business purpose or disclosed by such party to third persons other than such party's employees, representatives or agents. This covenant and agreement shall survive the consummation of the transactions contemplated herein.

Section 10.5.     Addresses for Notices, Etc.

         All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

         If to Seller:         E. Bert Register, III, Chief Executive Officer
                               The Tattnall Bank
                               104 Main Street
                               Reidsville, Georgia  30453-9200
                               FAX: 912/557-4381

         with a copy to:       Glenn A. Cheney, Esquire
                               Glenn A. Cheney, PC
                               100 Memorial Drive
                               Reidsville, Georgia  30453
                               FAX: 912/557-4909

         If to Purchaser:      Brian R. Foster, President
                               C&S Bancorporation, Inc.
                               P.O. Box 1248
                               Savannah, Georgia  31402
                               FAX: 912/303-9331

         with a copy to:       John G. Lientz, Esquire
                               Bouhan, Williams & Levy LLP
                               447 Bull Street
                               Savannah, Georgia  1401
                               FAX: 912/644-6286

                               Thomas O. Powell, Esquire
                               Troutman Sanders LLP
                               600 Peachtree Street, N.E., Suite 5200
                               Atlanta, Georgia  30308-2216
                               FAX: 404/962-6658.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Section 10.6.     Counterparts.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.7.     Headings.

         The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.8.     Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Section 10.9.     Sole Agreement.

         This Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the matters addressed herein and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties are superseded hereby and merged herein.

Section 10.10.    Expenses.

         Except as otherwise provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with the execution, delivery and performance of this Agreement and of the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and neither party shall be obligated for any cost or expense incurred by the other party.

Section 10.11.    Severability.

         If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.12.    Parties In Interest.

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.





                 [Remainder of page left intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                               "SELLER"

                               THE TATTNALL BANK

                               By:   /s/ E. Bert Register, III
                                  ------------------------------------------
                                  E. Bert Register, III, Chief Executive Officer



                               "PURCHASER"

                               C&S BANCORPORATION, INC.

                               By:  /s/ Brian R. Foster
                                  ------------------------------------------
                                  Brian R. Foster, President